THIRD AMENDMENT TO AND ASSIGNMENT OF LEASE

THIS THIRD AMENDMENT TO AND ASSIGNMENT OF LEASE (this “Amendment”) is made and entered into as of the 19th day of November, 2007 (the “Effective Date”), by and among CABOT II - ILI W02-W03, LLC, a Delaware limited liability company (“Landlord”), HAEMOSCOPE CORPORATION, a Delaware corporation (“Original Tenant”), and HURON ACQUISITION CORPORATION (“New Tenant”);
WHEREAS, Landlord’s predecessor-in-interest, and Original Tenant entered into a certain industrial/Office Building Lease dated as of March 23, 2004, as amended by a certain First Amendment to Lease dated as of June 10, 2004, as further amended by a certain Second Amendment to Lease dated as of June 5, 2007 (as amended, the “Lease”), pursuant to which Original Tenant leases certain premises consisting of approximately 20,428 rentable square feet (the “Existing Premises”) in the building commonly known as Howard Commons, 6201 West Howard Street, Niles, Illinois (the “Building”);
WHEREAS, Original Tenant desires to assign the Lease to New Tenant and New Tenant desires to assume the Lease (the “Lease Assignment”);
WHEREAS, in connection with the Lease Assignment, the Existing Premises shall be reduced by 3,680 rentable square feet so that 16,748 rentable square feet shall be subject to the Lease;
WHEREAS, Landlord, Original Tenant and New Tenant desire to memorialize their understanding and modify the Lease consistent therewith;
NOW, THEREFORE, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord, Original Tenant and New Tenant hereby agree as follows:
1.     Assignment and Assumption. As of the Effective Date, Original Tenant hereby assigns to New Tenant all of its right, title and interest to the Lease and New Tenant hereby assumes all of Original Tenant’s right, title and interest to the Lease. From and after the Effective Date, the “Tenant” under the Lease shall mean New Tenant.
2.     New Tenant Premises. As of the Effective Date, the Existing Premises shall be reduced by 3,680 rentable square feet. From and after the Effective Date, the “Premises” under the Lease shall mean Suite 6231 (formerly known as Suite 6227) containing approximately 16,748 rentable square feet as shown on Exhibit A attached hereto.
3.     Base Rent. Commencing on the Effective Date, Tenant hereby agrees to pay to Landlord monthly installments of Base Rent for the Premises on the first day of each month in advance, without offset, deduction or prior demand as follows:

Time Period	Annual Base Rent	Monthly Base Rent
Effective Date – 7/31/08	$129,294.56	$10,774.55
8/1/08 – 7/31/09	$132,476.68	$11,039.72
8/1/09 – 7/31/10	$135,826.28	$11,318.86
8/1/10 – 7/31/11	$139,175.88	$11,597.99

4.     Tenant’s Proportionate Share. Commencing on the Effective Date, Tenant’s Proportionate Share shall, be 5.38% and the Rentable Area of the Building shall equal 311,103 square feet.
5.     Security Deposit. The Security Deposit of $13,142.01 under the Lease shall be applied by Landlord as the security deposit under that certain Industrial Office/Building Lease to be entered into between Landlord and Original Tenant as of the date hereof. Within ten (10) business days of the Effective Date, Tenant shall deposit with Landlord the sum of $10,774.55 which shall constitute the “Security Deposit” under the Lease from and after the Effective Date.
6.     Effect of Assignment. The Lease Assignment shall not release or discharge Original Tenant from any past liability under the Lease. Original Tenant acknowledges and agrees that Landlord shall have the right to pursue Original Tenant for any failure of payment or performance of any covenant or obligation of Original Tenant under the Lease which occurred prior to the Effective Date.
7.     Guaranty. As a condition to this Amendment being executed by Landlord, Haemonetics Corporation is concurrently herewith executing a Guaranty of Lease which guaranties Tenant’s obligations under this Lease.
8.     Tenant Improvements. In connection with this Amendment, Tenant is accepting the Premises in “as is” condition and Landlord shall have no obligation to perform any work or construction to the Premises.
9.     Brokers. Each of Original Tenant and Tenant represents and warrants that it has dealt with no broker, agent, or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and Original Tenant and Tenant each agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Original Tenant or Tenant, respectively, with regard to this leasing transaction. The provisions of this paragraph shall survive the termination of the Lease.
10.     No Other Amendments. In all other respects, the terms and provisions of the Lease are ratified and reaffirmed hereby, are incorporated herein by this reference and shall be binding upon the parties to this Amendment.
11.     Definitions. All capitalized terms used and not otherwise defined herein, shall have the meanings ascribed to them in the Lease.

12.     Conflicts. Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Amendment shall be resolved in favor of the terms and provisions of this Amendment.
13.     Execution. The submission of this Amendment shall not constitute an offer, and this Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. Each of Original Tenant and Tenant represents and warrants for itself that all requisite organizational action has been taken in connection with this transaction, and the individuals signing this Amendment on behalf of Original Tenant and Tenant represent and warrant that they have been duly authorized to bind the Original Tenant and Tenant, respectively, by their signatures.
14.     Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Additionally, telecopied signatures may be used in place of original signatures on this Amendment. Original Tenant, Landlord and Tenant intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.
SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, Landlord, Original Tenant and Tenant have caused this Amendment to be duly executed, under seal, in multiple copies, each to be considered an original hereof, as of the day and year first above written.

LANDLORD:
CABOT II – ILIW02-W03, LLC,
By: Cabot Industrial Value Fund II Operating Partnership, LP.

By: [GRAPHIC APPEARS HERE]

Name: [GRAPHIC APPEARS HERE]
Title: [GRAPHIC APPEARS HERE]

ORIGINAL TENANT:
HAEMOSCOPE CORPORATION

By: [GRAPHIC APPEARS HERE]

Name: [GRAPHIC APPEARS HERE]
Title: [GRAPHIC APPEARS HERE]

TENANT:
HURON ACQUISITION CORPORATION

By: [GRAPHIC APPEARS HERE]

Name: [GRAPHIC APPEARS HERE]
Title: [GRAPHIC APPEARS HERE]

EXHIBIT A

PREMISES

[GRAPHIC APPEARS HERE]